Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Oct. 20, 2021 FOR IMMEDIATE RELEASE

NextEra Energy reports third-quarter 2021 financial results
•NextEra Energy delivers strong financial and operational results
•FPL continues to focus on delivering an outstanding value proposition of low bills, high reliability, outstanding customer service and clean energy solutions for its customers; reaches a fair and constructive long-term settlement agreement with a number of intervenors in its rate case
•NextEra Energy Resources has a record quarter of origination, adding approximately 2,160 megawatts to backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2021 third-quarter net income attributable to NextEra Energy on a GAAP basis of $447 million, or $0.23 per share, compared to $1,229 million, or $0.62 per share, for the third quarter of 2020. On an adjusted basis, NextEra Energy's 2021 third-quarter earnings were $1,483 million, or $0.75 per share, compared to $1,311 million, or $0.67 per share, in the third quarter of 2020. All share-based data has been adjusted to reflect NextEra Energy's Oct. 26, 2020, four-for-one stock split.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; differential membership interests-related; and change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI).

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

Effective Jan. 1, 2021, Gulf Power legally merged into Florida Power & Light Company. Gulf Power will continue as a separate reportable segment of Florida Power & Light and NextEra Energy through 2021, serving its existing customers under separate retail rates. "FPL" refers to Florida Power & Light, excluding Gulf Power, unless otherwise noted or when using the term "combined."

"NextEra Energy delivered strong third-quarter results and remains well-positioned to meet our 2021 and longer-term growth expectations," said Jim Robo, chairman and chief executive officer of NextEra Energy. "We grew adjusted earnings per share by approximately 12% year-over-year, reflecting continued strong financial and operational performance across all of the businesses. FPL continues to focus on delivering an outstanding value proposition of low bills, high reliability, outstanding customer service and clean energy solutions for our customers. During the quarter, we reached what we believe is a fair and constructive long-term settlement agreement with a number of intervenors in FPL's rate case, reflecting a broad set of constituents across our customer base. We believe the agreement, if approved, would enable us to continue to focus on operating the business efficiently, while investing in the future to ensure resilience, reliability, affordability and clean energy for generations to come in Florida. NextEra Energy Resources had a record quarter of new renewables and storage origination, adding approximately 2,160 megawatts to our backlog since the release of NextEra Energy's second-quarter financial results in July. We remain as enthusiastic as ever about our long-term growth prospects, and we will be disappointed if we are not able to deliver financial results at or near the top end of our adjusted earnings per share expectations ranges in 2021, 2022 and 2023, while at the same time maintaining our strong credit ratings and continuing to reliably deliver for our customers. We continue to be intensely focused on execution and believe NextEra Energy remains uniquely positioned to drive long-term shareholder value."

FPL
FPL reported third-quarter 2021 net income of $836 million, or $0.42 per share, compared to $757 million, or $0.38 per share, for the prior-year quarter. FPL, including Gulf Power, serves more than 5.6 million customer accounts supporting more than 11 million residents across Florida and is the largest vertically integrated rate-regulated electric utility in the U.S. as measured by retail electricity produced and sold.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $1.5 billion for the third quarter of 2021 and full-year capital investments are expected to be between $6.6 billion and $6.8 billion. Regulatory capital employed increased by approximately 10.5% over the same quarter last year. During the third quarter of 2021, FPL's average number of customers increased by approximately 77,500 from the prior-year comparable quarter.

FPL's major capital initiatives remain on track, and FPL's focus continues to be on identifying smart capital investments to lower costs, improve reliability and provide clean energy solutions for the benefit of its customers. The 409-megawatt (MW) FPL Manatee Energy Storage Center, which will be the world's largest integrated solar-powered battery system, is now 75% complete.

In August, FPL announced a comprehensive, four-year rate settlement agreement developed jointly with the Florida Office of Public Counsel, the Florida Retail Federation, the Florida Industrial Power Users Group and the Southern Alliance for Clean Energy, which would phase in new rates starting in January 2022. The additional signatories to the agreement post-filing are the Federal Executive Agencies, Vote Solar and the CLEO Institute. The agreement would support continued long-term investments in infrastructure, clean energy and innovative technology, including the largest solar build-out in the U.S., while keeping FPL's typical residential customer bills well below the national average through the end of 2025. The Florida Public Service Commission is expected to vote on FPL's agreement at its agenda conference on Oct. 26, 2021.

Gulf Power
Gulf Power reported third-quarter 2021 net income of $91 million, or $0.05 per share, compared to $91 million, or $0.05 per share, for the prior-year quarter.

During the third quarter, Gulf Power continued to execute on smart capital investments for the benefit of customers. Gulf Power's capital expenditures were approximately $200 million for the third quarter of 2021 and full-year capital investments are expected to be roughly $800 million. All of Gulf Power's major capital investments continue to progress well. Gulf Power anticipates bringing approximately 150 MW of cost-effective, zero-emission solar capacity online within the next six months, and the North Florida Resiliency Connection is expected to be in-service in mid-2022. As a result of these ongoing investments, regulatory capital employed increased by approximately 13% year-over-year.

NextEra Energy Resources
NextEra Energy Resources, the competitive clean energy business of NextEra Energy, reported a third-quarter 2021 net loss attributable to NextEra Energy on a GAAP basis of $428 million, or $0.22 per share, compared to net income attributable to NextEra Energy of $376 million, or $0.19 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the third quarter of 2021 were $619 million, or $0.31 per share, compared to $551 million, or $0.28 per share, for the third quarter of 2020.

NextEra Energy Resources' development team had a record quarter of origination success, adding approximately 2,160 MW to its backlog. Since the release of NextEra Energy's second-quarter financial results in July, NextEra Energy Resources added approximately 1,240 MW of new wind projects, marking the best-ever quarter of wind additions, 515 MW of new solar projects and 345 MW of new storage projects to its renewables and storage backlog. In addition, NextEra Energy Resources' backlog increased by its share of NextEra Energy Partners' planned acquisition of an approximately 100-MW operating wind project that the partnership is announcing today.

Corporate and Other
In the third quarter of 2021 on a GAAP basis, Corporate and Other results decreased $0.02 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other results for the third quarter of 2021 increased $0.01 per share, compared to the prior-year quarter.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. For 2021, NextEra Energy expects adjusted earnings per share to be in the range of $2.40 to $2.54. For 2022 and 2023, NextEra Energy expects to grow 6% to 8% off the expected 2021 adjusted earnings per share. For 2022 and 2023, this translates to an expected adjusted earnings per share range of $2.55 to $2.75 and $2.77 to $2.97, respectively.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of NextEra Energy Partners, LP net investment gains and differential membership interests-related. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; divestitures to NextEra Energy Partners, LP; no acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's third-quarter 2021 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the third-quarter 2021 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns Florida Power & Light Company, which is the largest vertically integrated rate-regulated electric utility in the United States as measured by retail electricity produced and sold, and serves more than 5.6 million customer accounts, supporting more than 11 million residents across Florida with clean, reliable and affordable electricity. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. A Fortune 200 company, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2021 list of "World's Most Admired Companies," recognized on Fortune's 2021 list of companies that "Change the World" and received the S&P Global Platts 2020 Energy Transition Award for leadership in environmental, social and governance. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.GulfPower.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends, and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or ballot or regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NextEra Energy Partners, LP's inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, including the coronavirus pandemic and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2020 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,694	$440	$258	$(22)	$4,370
Operating Expenses
Fuel, purchased power and interchange	1,053	165	197	(32)	1,383
Other operations and maintenance	369	47	439	55	910
Depreciation and amortization	734	81	395	20	1,230
Taxes other than income taxes and other – net	385	33	62	1	481
Total operating expenses – net	2,541	326	1,093	44	4,004
Gains (losses) on disposal of businesses/assets – net	—	—	12	1	13
Operating Income (Loss)	1,153	114	(823)	(65)	379
Other Income (Deductions)
Interest expense	(145)	(7)	(117)	(66)	(335)
Equity in earnings of equity method investees	—	—	109	—	109
Allowance for equity funds used during construction	25	9	3	—	37
Interest income	—	—	6	1	7
Gains on disposal of investments and other property – net	—	—	17	—	17
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	—	(26)	—	(26)
Other net periodic benefit income	—	—	—	64	64
Other – net	7	—	19	(1)	25
Total other income (deductions) – net	(113)	2	11	(2)	(102)
Income (Loss) before Income Taxes	1,040	116	(812)	(67)	277
Income Tax Expense (Benefit)	204	25	(241)	(15)	(27)
Net Income (Loss)	836	91	(571)	(52)	304
Net Loss Attributable to Noncontrolling Interests	—	—	143	—	143
Net Income (Loss) Attributable to NextEra Energy, Inc.	$836	$91	$(428)	$(52)	$447
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$836	$91	$(428)	$(52)	$447
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	1,245	(15)	1,230
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	24	—	24
Differential membership interests – related	—	—	40	—	40
NEP investment gains – net	—	—	63	—	63
Less related income tax expense (benefit)	—	—	(325)	4	(321)
Adjusted Earnings (Loss)	$836	$91	$619	$(63)	$1,483
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.42	$0.05	$(0.22)	$(0.02)	$0.23
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.63	(0.01)	0.62
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	0.01	—	0.01
Differential membership interests – related	—	—	0.02	—	0.02
NEP investment gains – net	—	—	0.03	—	0.03
Less related income tax expense (benefit)	—	—	(0.16)	—	(0.16)
Adjusted Earnings (Loss) Per Share	$0.42	$0.05	$0.31	$(0.03)	$0.75
Weighted-average shares outstanding (assuming dilution)					1,973

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$952	$0.48	$(11)	$(0.01)	$941	$0.47
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$17	$0.01	$—	$—	$17	$0.01
	Differential membership interests – related	$30	$0.02	$—	$—	$30	$0.02
	NEP investment gains – net	$48	$0.02	$—	$—	$48	$0.02

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2020	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,455	$404	$953	$(27)	$4,785
Operating Expenses
Fuel, purchased power and interchange	839	130	172	(30)	1,111
Other operations and maintenance	364	50	434	74	922
Depreciation and amortization	823	76	364	16	1,279
Taxes other than income taxes and other – net	369	33	51	1	454
Total operating expenses – net	2,395	289	1,021	61	3,766
Gains (losses) on disposal of businesses/assets – net	—	—	(5)	(6)	(11)
Operating Income (Loss)	1,060	115	(73)	(94)	1,008
Other Income (Deductions)
Interest expense	(147)	(8)	(103)	50	(208)
Equity in earnings of equity method investees	—	—	249	—	249
Allowance for equity funds used during construction	14	7	1	—	22
Interest income	—	—	6	1	7
Gains on disposal of investments and other property – net	—	—	16	—	16
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	—	87	—	87
Other net periodic benefit income	—	—	—	50	50
Other – net	(1)	1	19	2	21
Total other income (deductions) – net	(134)	—	275	103	244
Income (Loss) before Income Taxes	926	115	202	9	1,252
Income Tax Expense (Benefit)	169	24	(68)	4	129
Net Income (Loss)	757	91	270	5	1,123
Net Loss Attributable to Noncontrolling Interests	—	—	106	—	106
Net Income (Loss) Attributable to NextEra Energy, Inc.	$757	$91	$376	$5	$1,229
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$757	$91	$376	$5	$1,229
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	306	(126)	180
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(94)	—	(94)
Differential membership interests – related	—	—	28	—	28
NEP investment gains – net	—	—	(17)	—	(17)
Less related income tax expense (benefit)	—	—	(48)	33	(15)
Adjusted Earnings (Loss)	$757	$91	$551	$(88)	$1,311
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.38	$0.05	$0.19	$—	$0.62
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.16	(0.07)	0.09
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.04)	—	(0.04)
Differential membership interests – related	—	—	0.01	—	0.01
NEP investment gains – net	—	—	(0.01)	—	(0.01)
Less related income tax expense (benefit)	—	—	(0.03)	0.03	—
Adjusted Earnings (Loss) Per Share	$0.38	$0.05	$0.28	$(0.04)	$0.67
Weighted-average shares outstanding (assuming dilution)					1,969

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$233	$0.12	$(93)	$(0.04)	$140	$0.08
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(67)	$(0.03)	$—	$—	$(67)	$(0.03)
	Differential membership interests – related	$21	$0.01	$—	$—	$21	$0.01
	NEP investment gains – net	$(12)	$(0.01)	$—	$—	$(12)	$(0.01)

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$9,536	$1,137	$1,420	$(70)	$12,023
Operating Expenses
Fuel, purchased power and interchange	2,548	405	532	(92)	3,393
Other operations and maintenance	1,054	157	1,390	163	2,764
Depreciation and amortization	1,501	224	1,174	61	2,960
Taxes other than income taxes and other – net	1,084	90	193	1	1,368
Total operating expenses – net	6,187	876	3,289	133	10,485
Gains (losses) on disposal of businesses/assets – net	—	—	25	(5)	20
Operating Income (Loss)	3,349	261	(1,844)	(208)	1,558
Other Income (Deductions)
Interest expense	(440)	(21)	(249)	39	(671)
Equity in earnings of equity method investees	—	—	465	—	465
Allowance for equity funds used during construction	67	26	7	—	100
Interest income	—	—	28	5	33
Gains on disposal of investments and other property – net	—	—	68	1	69
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	—	137	—	137
Other net periodic benefit income	—	—	—	193	193
Other – net	10	1	67	(4)	74
Total other income (deductions) – net	(363)	6	523	234	400
Income (Loss) before Income Taxes	2,986	267	(1,321)	26	1,958
Income Tax Expense (Benefit)	611	56	(574)	(9)	84
Net Income (Loss)	2,375	211	(747)	35	1,874
Net Loss Attributable to Noncontrolling Interests	—	—	495	—	495
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,375	$211	$(252)	$35	$2,369
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,375	$211	$(252)	$35	$2,369
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	2,538	(277)	2,261
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	(143)	—	(143)
Differential membership interests-related	—	—	101	—	101
NEP investment gains – net	—	—	170	—	170
Less related income tax expense (benefit)	—	—	(623)	72	(551)
Adjusted Earnings (Loss)	$2,375	$211	$1,791	$(170)	$4,207
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.20	$0.11	$(0.13)	$0.02	$1.20
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	1.29	(0.14)	1.15
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	(0.07)	—	(0.07)
Differential membership interests-related	—	—	0.05	—	0.05
NEP investment gains – net	—	—	0.09	—	0.09
Less related income tax expense (benefit)	—	—	(0.32)	0.03	(0.29)
Adjusted Earnings (Loss) Per Share	$1.20	$0.11	$0.91	$(0.09)	$2.13
Weighted-average shares outstanding (assuming dilution)					1,971

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$1,937	$0.98	$(205)	$(0.11)	$1,732	$0.87
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(103)	$(0.05)	$—	$—	$(103)	$(0.05)
	Differential membership interests-related	$76	$0.04	$—	$—	$76	$0.04
	NEP investment gains – net	$133	$0.07	$—	$—	$133	$0.07

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2020	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$8,820	$1,065	$3,802	$(85)	$13,602
Operating Expenses
Fuel, purchased power and interchange	1,936	341	478	(92)	2,663
Other operations and maintenance	1,041	177	1,284	154	2,656
Depreciation and amortization	1,775	215	1,069	49	3,108
Taxes other than income taxes and other – net	1,028	84	163	3	1,278
Total operating expenses – net	5,780	817	2,994	114	9,705
Gains (losses) on disposal of businesses/assets – net	1	—	288	(10)	279
Operating Income (Loss)	3,041	248	1,096	(209)	4,176
Other Income (Deductions)
Interest expense	(450)	(34)	(576)	(779)	(1,839)
Equity in earnings of equity method investees	—	—	13	—	13
Allowance for equity funds used during construction	44	18	2	—	64
Interest income	1	2	22	6	31
Gains on disposal of investments and other property – net	—	—	42	—	42
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	—	(23)	—	(23)
Other net periodic benefit income	—	—	—	149	149
Other – net	(2)	—	19	8	25
Total other income (deductions) – net	(407)	(14)	(501)	(616)	(1,538)
Income (Loss) before Income Taxes	2,634	234	595	(825)	2,638
Income Tax Expense (Benefit)	486	49	(215)	(241)	79
Net Income (Loss)	2,148	185	810	(584)	2,559
Net Loss Attributable to Noncontrolling Interests	—	—	365	—	365
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,148	$185	$1,175	$(584)	$2,924
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,148	$185	$1,175	$(584)	$2,924
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	777	543	1,320
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	8	—	8
Differential membership interests-related	—	—	89	—	89
NEP investment gains – net	—	—	79	—	79
Gain on disposal of a business	—	—	(272)	—	(272)
Less related income tax expense (benefit)	—	—	(245)	(136)	(381)
Adjusted Earnings (Loss)	$2,148	$185	$1,611	$(177)	$3,767
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.09	$0.09	$0.60	$(0.29)	$1.49
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.39	0.28	0.67
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	—	—	—
Differential membership interests-related	—	—	0.05	—	0.05
NEP investment gains – net	—	—	0.04	—	0.04
Gain on disposal of a business	—	—	(0.14)	—	(0.14)
Less related income tax expense (benefit)	—	—	(0.12)	(0.08)	(0.20)
Adjusted Earnings (Loss) Per Share	$1.09	$0.09	$0.82	$(0.09)	$1.91
Weighted-average shares outstanding (assuming dilution)					1,968

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$579	$0.30	$407	$0.20	$986	$0.50
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$4	$—	$—	$—	$4	$—
	Differential membership interests-related	$67	$0.03	$—	$—	$67	$0.03
	NEP investment gains – net	$60	$0.03	$—	$—	$60	$0.03
	Gain on disposal of a business	$(274)	$(0.14)	$—	$—	$(274)	$(0.14)

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)			Preliminary
September 30, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$67	$4	$594	$27	$692
Customer receivables, net of allowances	1,381	166	1,657	1	3,205
Other receivables	380	33	385	(145)	653
Materials, supplies and fossil fuel inventory	806	116	822	—	1,744
Regulatory assets	417	164	11	(3)	589
Derivatives	16	—	1,064	(1)	1,079
Other	115	34	1,484	(23)	1,610
Total current assets	3,182	517	6,017	(144)	9,572
Other assets:
Property, plant and equipment – net	51,729	5,296	42,037	79	99,141
Special use funds	5,860	—	2,625	—	8,485
Investment in equity method investees	—	—	5,942	—	5,942
Prepaid benefit costs	1,628	2	3	212	1,845
Regulatory assets	2,266	1,005	220	174	3,665
Derivatives	—	—	1,202	56	1,258
Goodwill	301	—	1,843	2,700	4,844
Other	652	158	3,604	(3)	4,411
Total other assets	62,436	6,461	57,476	3,218	129,591
TOTAL ASSETS	$65,618	$6,978	$63,493	$3,074	$139,163
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$425	$274	$—	$2,895	$3,594
Other short-term debt	—	200	—	500	700
Current portion of long-term debt	96	441	360	2,058	2,955
Accounts payable	1,077	156	4,292	(69)	5,456
Customer deposits	436	39	7	—	482
Accrued interest and taxes	854	59	152	92	1,157
Derivatives	6	—	2,565	26	2,597
Accrued construction-related expenditures	441	20	935	—	1,396
Regulatory liabilities	257	22	9	8	296
Other	448	144	865	366	1,823
Total current liabilities	4,040	1,355	9,185	5,876	20,456
Other liabilities and deferred credits:
Long-term debt	15,660	1,127	6,185	25,120	48,092
Asset retirement obligations	1,828	125	1,015	—	2,968
Deferred income taxes	6,208	774	2,800	(1,648)	8,134
Regulatory liabilities	10,042	536	139	—	10,717
Derivatives	2	—	1,020	516	1,538
Other	398	109	1,782	243	2,532
Total other liabilities and deferred credits	34,138	2,671	12,941	24,231	73,981
TOTAL LIABILITIES	38,178	4,026	22,126	30,107	94,437
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	—	79	—	79
EQUITY
Common stock	1,373	—	—	(1,353)	20
Additional paid-in capital	14,418	2,573	13,897	(19,629)	11,259
Retained earnings	11,649	379	19,421	(5,985)	25,464
Accumulated other comprehensive loss	—	—	(28)	(66)	(94)
Total common shareholders' equity	27,440	2,952	33,290	(27,033)	36,649
Noncontrolling interests	—	—	7,998	—	7,998
TOTAL EQUITY	27,440	2,952	41,288	(27,033)	44,647
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$65,618	$6,978	$63,493	$3,074	$139,163

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets			Preliminary
(millions)
(unaudited)
December 31, 2020	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$20	$5	$567	$513	$1,105
Customer receivables, net of allowances	991	150	1,122	—	2,263
Other receivables	362	61	418	(130)	711
Materials, supplies and fossil fuel inventory	777	122	653	—	1,552
Regulatory assets	235	144	1	(3)	377
Derivatives	3	—	565	2	570
Other	126	53	627	(2)	804
Total current assets	2,514	535	3,953	380	7,382
Other assets:
Property, plant and equipment – net	48,933	4,946	37,842	82	91,803
Special use funds	5,347	—	2,432	—	7,779
Investment in equity method investees	—	—	5,713	15	5,728
Prepaid benefit costs	1,554	—	2	151	1,707
Regulatory assets	2,396	1,030	120	166	3,712
Derivatives	—	—	1,593	54	1,647
Goodwill	301	—	1,254	2,699	4,254
Other	565	214	2,724	169	3,672
Total other assets	59,096	6,190	51,680	3,336	120,302
TOTAL ASSETS	$61,610	$6,725	$55,633	$3,716	$127,684
LIABILITIES AND EQUITY
Current liabilities:
Commercial paper	$1,526	$25	$—	$—	$1,551
Other short-term debt	—	200	58	200	458
Current portion of long-term debt	54	300	239	3,545	4,138
Accounts payable	730	162	3,791	(68)	4,615
Customer deposits	430	37	7	—	474
Accrued interest and taxes	279	21	127	92	519
Derivatives	2	—	290	19	311
Accrued construction-related expenditures	385	38	568	—	991
Regulatory liabilities	206	18	14	7	245
Other	612	335	897	412	2,256
Total current liabilities	4,224	1,136	5,991	4,207	15,558
Other liabilities and deferred credits:
Long-term debt	15,622	1,260	4,408	20,654	41,944
Asset retirement obligations	1,783	87	1,186	1	3,057
Deferred income taxes	5,790	729	2,819	(1,318)	8,020
Regulatory liabilities	10,052	548	135	—	10,735
Derivatives	1	—	494	704	1,199
Other	398	165	1,321	358	2,242
Total other liabilities and deferred credits	33,646	2,789	10,363	20,399	67,197
TOTAL LIABILITIES	37,870	3,925	16,354	24,606	82,755
COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock	1,373	678	—	(2,031)	20
Additional paid-in capital	12,753	1,860	11,209	(14,600)	11,222
Retained earnings	9,614	263	19,673	(4,187)	25,363
Accumulated other comprehensive loss	—	(1)	(19)	(72)	(92)
Total common shareholders' equity	23,740	2,800	30,863	(20,890)	36,513
Noncontrolling interests	—	—	8,416	—	8,416
TOTAL EQUITY	23,740	2,800	39,279	(20,890)	44,929
TOTAL LIABILITIES AND EQUITY	$61,610	$6,725	$55,633	$3,716	$127,684

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$2,375	$211	$(747)	$35	$1,874
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,501	224	1,174	61	2,960
Nuclear fuel and other amortization	128	2	50	22	202
Unrealized losses (gains) on marked to market derivative contracts – net	—	—	2,429	(179)	2,250
Foreign currency transaction losses (gains)	—	—	1	(71)	(70)
Deferred income taxes	459	30	(260)	(89)	140
Cost recovery clauses and franchise fees	(171)	(31)	—	—	(202)
Equity in earnings of equity method investees	—	—	(465)	—	(465)
Distributions of earnings from equity method investees	—	—	392	—	392
Losses (gains) on disposal of businesses, assets and investments – net	—	—	(93)	4	(89)
Other – net	(29)	(170)	(237)	37	(399)
Changes in operating assets and liabilities:
Current assets	(351)	18	(889)	(5)	(1,227)
Noncurrent assets	(106)	23	(172)	(61)	(316)
Current liabilities	611	(15)	564	(22)	1,138
Noncurrent liabilities	(5)	(5)	(6)	64	48
Net cash provided by (used in) operating activities	4,412	287	1,741	(204)	6,236
Cash Flows From Investing Activities
Capital expenditures of FPL Segment	(4,472)	—	—	—	(4,472)
Capital expenditures of Gulf Power	—	(527)	—	—	(527)
Independent power and other investments of NEER	—	—	(6,799)	—	(6,799)
Nuclear fuel purchases	(110)	—	(96)	—	(206)
Other capital expenditures and other investments	—	—	—	(1)	(1)
Sale of independent power and other investments of NEER	—	—	384	—	384
Proceeds from sale or maturity of securities in special use funds and other investments	2,223	1	878	131	3,233
Purchases of securities in special use funds and other investments	(2,301)	(1)	(952)	(244)	(3,498)
Other – net	(21)	12	21	29	41
Net cash used in investing activities	(4,681)	(515)	(6,564)	(85)	(11,845)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	1,381	7	1,932	6,294	9,614
Retirements of long-term debt	(1,304)	—	(221)	(2,737)	(4,262)
Proceeds from differential membership investors	—	—	328	—	328
Net change in commercial paper	(1,101)	249	—	2,895	2,043
Repayments of other short-term debt	—	—	(58)	(200)	(258)
Payments from related parties under a cash sweep and credit support agreement – net	—	—	295	—	295
Issuances of common stock/equity units – net	—	—	—	7	7
Dividends on common stock	—	—	—	(2,267)	(2,267)
Dividends & capital distributions from (to) parent – net	1,325	(60)	2,734	(3,999)	—
Other – net	(20)	(1)	(193)	(220)	(434)
Net cash provided by (used in) financing activities	281	195	4,817	(227)	5,066
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	1	—	1
Net increase (decrease) in cash, cash equivalents and restricted cash	12	(33)	(5)	(516)	(542)
Cash, cash equivalents and restricted cash at beginning of period	96	64	842	544	1,546
Cash, cash equivalents and restricted cash at end of period	$108	$31	$837	$28	$1,004

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2020	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$2,148	$185	$810	$(584)	$2,559
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,775	215	1,069	49	3,108
Nuclear fuel and other amortization	123	2	42	17	184
Unrealized losses on marked to market derivative contracts – net	—	—	393	559	952
Foreign currency transaction losses (gains)	—	—	—	5	5
Deferred income taxes	264	89	39	(436)	(44)
Cost recovery clauses and franchise fees	(30)	(4)	—	—	(34)
Equity in earnings of equity method investees	—	—	(13)	—	(13)
Distributions of earnings from equity method investees	—	—	339	—	339
Losses (gains) on disposal of businesses, assets and investments – net	(1)	—	(330)	10	(321)
Other – net	32	(34)	91	42	131
Changes in operating assets and liabilities:
Current assets	(460)	(42)	(70)	59	(513)
Noncurrent assets	(69)	26	(108)	(18)	(169)
Current liabilities	588	(61)	(113)	—	414
Noncurrent liabilities	(32)	(5)	53	17	33
Net cash provided by (used in) operating activities	4,338	371	2,202	(280)	6,631
Cash Flows From Investing Activities
Capital expenditures of FPL Segment	(4,379)	—	—	—	(4,379)
Capital expenditures of Gulf Power	—	(859)	—	—	(859)
Independent power and other investments of NEER	—	—	(3,908)	—	(3,908)
Nuclear fuel purchases	(122)	—	(36)	—	(158)
Other capital expenditures and other investments	—	—	—	(8)	(8)
Sale of independent power and other investments of NEER	—	—	178	—	178
Proceeds from sale or maturity of securities in special use funds and other investments	1,964	—	993	206	3,163
Purchases of securities in special use funds and other investments	(2,027)	—	(1,018)	(261)	(3,306)
Other – net	(22)	2	55	36	71
Net cash used in investing activities	(4,586)	(857)	(3,736)	(27)	(9,206)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,952	51	148	8,747	11,898
Retirements of long-term debt	(1,291)	(176)	(185)	(2,038)	(3,690)
Proceeds from differential membership investors	—	—	572	—	572
Net change in commercial paper	(1,482)	(192)	—	(842)	(2,516)
Proceeds from other short-term debt	—	—	58	2,100	2,158
Repayments of other short-term debt	—	—	—	(2,100)	(2,100)
Payments from related parties under a cash sweep and credit support agreement – net	—	—	70	—	70
Issuances of common stock/equity units – net	—	—	—	(100)	(100)
Dividends on common stock	—	—	—	(2,057)	(2,057)
Dividends & capital distributions from (to) parent – net	140	850	898	(1,888)	—
Other – net	(37)	(1)	42	(325)	(321)
Net cash provided by financing activities	282	532	1,603	1,497	3,914
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	(10)	—	(10)
Net increase (decrease) in cash, cash equivalents and restricted cash	34	46	59	1,190	1,329
Cash, cash equivalents and restricted cash at beginning of period	195	69	679	165	1,108
Cash, cash equivalents and restricted cash at end of period	$229	$115	$738	$1,355	$2,437

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Year-To-Date
2020 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.21	$0.65	$0.62	$1.49

FPL Segment – 2020 Earnings Per Share	$0.33	$0.38	$0.38	$1.09
New investment growth	0.03	0.03	0.02	0.08
Allowance for funds used during construction	—	—	0.01	0.01
Other and share dilution	0.01	0.01	0.01	0.02
FPL Segment – 2021 Earnings Per Share	$0.37	$0.42	$0.42	$1.20

Gulf Power – 2020 Earnings Per Share	$0.02	$0.03	$0.05	$0.09
Operations and maintenance reductions	0.005	0.002	0.001	0.007
Allowance for funds used during construction	0.002	0.003	0.002	0.006
Other	0.003	(0.001)	(0.003)	0.002
Gulf Power – 2021 Earnings Per Share	$0.03	$0.03	$0.05	$0.11

NEER – 2020 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.16	$0.24	$0.19	$0.60
New investments	0.04	0.04	0.03	0.11
Existing generation and storage assets	(0.04)	0.01	0.01	(0.01)
Gas infrastructure	0.02	—	—	0.02
NextEra Energy Transmission	—	0.01	—	0.01
Customer supply and proprietary power & gas trading	(0.02)	(0.03)	0.02	(0.02)
Non-qualifying hedges impact	0.06	(0.37)	(0.36)	(0.68)
NEP investment gains – net	(0.01)	—	(0.03)	(0.04)
Gains on disposal of a business/assets	(0.13)	(0.01)	—	(0.14)
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI – net	0.14	(0.04)	(0.04)	0.05
Other, including other investment income, income taxes and share dilution	0.03	(0.01)	(0.04)	(0.03)
NEER – 2021 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$0.25	$(0.16)	$(0.22)	$(0.13)

Corporate and Other – 2020 Earnings (Loss) Per Share	$(0.30)	$—	$—	$(0.29)
Non-qualifying hedges impact	0.49	(0.16)	(0.03)	0.31
Other, including interest expense and share dilution	—	—	0.01	—
Corporate and Other – 2021 Earnings (Loss) Per Share	$0.19	$(0.16)	$(0.02)	$0.02

2021 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.84	$0.13	$0.23	$1.20

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
The sum of the quarterly amounts may not equal the total for the year due to rounding.